UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2023

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 McKinney Avenue, 7th Floor

Dallas, Texas 75201

(Address of principal executive offices)

(972) 277-1136

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.0001	LTRN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2023, Lantern Pharma Inc. (“Company”) entered into separate Securities Purchase Agreements with Bios Fund I QP, LP and Bios Fund I, LP (the “Bios Entities”) pursuant to which the Company agreed to purchase from the Bios Entities a total of 145,348 shares (the “Shares”) of Company common stock, at a purchase price of $3.44 per share, for a total purchase price of $499,997.12. The agreements contain customary representations, warranties, and covenants for agreements of such nature. The transactions under the agreements are expected to close prior to November 30, 2023.

The Bios Entities are part of a related family of investment partnerships under common control, which collectively beneficially own approximately 14.7% of the Company’s issued and outstanding shares of common stock. The Company was advised by the Bios Entities that their motivation to sell the Shares (i) did not relate to the activities or operations of the Company and (ii) was for the purpose of generating working capital for the operations of the Bios Entities and ensuring adequate liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTERN PHARMA INC.,
A Delaware Corporation

Dated: November 24, 2023	/s/ David Margrave
David Margrave,
Chief Financial Officer